Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

GOLDLEAF FINANCIAL SOLUTIONS, INC.

(hereinafter called the “Corporation”)

As adopted by the Board of Directors on October 1, 2009.

ARTICLE I
Offices

Section 1.1             Registered Office.  The Corporation’s registered office in the State of Tennessee is 2908 Poston Avenue in the City of Nashville, County of Davidson, 37203.  The name of its registered agent at such address is Corporation Service Company.

Section 1.2             Other Offices.  The Corporation may also have offices at such other places both within and without the State of Tennessee as the Board of Directors may from time to time determine.

ARTICLE II
CAPITAL STOCK

Section 2.1             Certificates Representing Shares.  The shares of stock of the Corporation shall be represented by certificates of stock, signed in the name of the Corporation (i) by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares of stock in the Corporation owned by the holder named in the certificate.  Any or all of the signatures of such officers on the certificate may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

Section 2.2             Lost, Stolen or Destroyed Certificates.  The board of directors of the Corporation (the “Board of Directors”) may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the receipt of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the

Corporation a bond sufficient to indemnify it against any claim that may be made against the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 2.3             Transfers of Stock.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

Section 2.4             Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 2.5             Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Charter of the Corporation, as amended from time to time (the “Charter”), if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock of the Corporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

ARTICLE III
MEETINGS OF SHAREHOLDERS

Section 3.1             Place of Meetings.  Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Tennessee, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 3.2             Annual Meetings.  The annual meetings of the shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the shareholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.3             Special Meetings.  Unless otherwise prescribed by law or by the Charter, special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Board of Directors, the Chairman of the Board, if any, the President, a Vice President, or the Secretary of the Corporation and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of shareholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 3.4             Notice of Meetings.  Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the Charter or these Bylaws, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation.

Section 3.5             Record Date.  The Board of Directors may fix a date, not less than 10 nor more than 60 days preceding the date of any meeting of the shareholders, as a record date for determination of shareholders entitled to notice of, or to vote at, such meeting.  The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

Section 3.6             Quorum.  Except as otherwise provided by law, by the Charter, or by these Bylaws, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereat, shall be necessary and sufficient to constitute a quorum at all meetings of the shareholders for the transaction of business.  In the absence of a quorum, the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 3.9 of these Bylaws until a quorum shall attend.

Section 3.7             Organization.  Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President or a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary shall keep the records of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.8             Voting; Proxies.  Except as otherwise provided by the Charter, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by him that has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.  Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.  At all meetings of shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect.  All other elections and questions shall, unless otherwise provided by law, the Charter or these Bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

Section 3.9             Adjournments.  Any meetings of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 3.10           List of Shareholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make available for inspection by any shareholder, beginning two business days after notice of the meeting of shareholders is given, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period continuing through the meeting, either at the Corporation’s principal office or at the place specified in the notice of the meeting where the meeting is to be held.

Section 3.11           Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to which shareholders are entitled (a) to vote in person or by proxy at any meeting of shareholders, or (b) to examine either the stock ledger, the list required by Section 3.10 of this Article III or the books of the Corporation.

Section 3.12           Action by Consent of Shareholders in Lieu of Meeting.  Unless otherwise restricted by the Charter, any action required or permitted to be taken at any annual or special meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE IV
DIRECTORS

Section 4.1             Number and Tenure.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these Bylaws directed or required to be exercised or done by the shareholders.  Unless and until changed by the Board of Directors as hereinafter provided, the number of directors to constitute the Board of Directors shall be the same as the number of directors provided for the first Board of Directors in the Charter or, if not so provided, shall be the same as the number of directors elected by the incorporator or incorporators as the initial directors of the Corporation.  The Board of Directors shall have the power to change the number of directors by resolution adopted by a majority of the whole Board unless that number of directors is established in the Charter.  Except as provided in Section 4.2 of this Article, directors shall be elected by a plurality of the votes cast at annual meetings of the shareholders, and each director so elected shall hold office for the full term to which he shall have been elected and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.  Any director may resign at any time upon notice to the Corporation.  A director need not be a shareholder of the Corporation or a resident of the State of Tennessee.

Section 4.2             Vacancies.  Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by an affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a plurality of votes cast at a meeting of shareholders, and each director so elected shall hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until such director’s successor is duly elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 4.3             Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Tennessee and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

Section 4.4             Special Meetings.  Special meetings of the Board of Directors may be held at any time, whenever called by the Chairman of the Board, if any, the President, a Vice President or a majority of directors then in office, at such place or places within or without the State of Tennessee as may be stated in the notice of the meeting.  Notice of the time and place of a special meeting must be given by the person or persons calling such meeting at least 24 hours before the special meeting.

Section 4.5             Meetings by Conference Telephone.  Unless otherwise restricted by the Charter or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.5 shall constitute presence in person at such meeting.

Section 4.6             Quorum; Vote Required for Action.  Except as may be otherwise specifically provided by law, the Charter or these Bylaws, at all meetings of the Board of Directors a majority of the Board of Directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at any meeting of the Board of Directors at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.7             Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the President or a Vice President, or in their absences by a chairman chosen at the meeting.  The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 4.8             Actions of the Board by Written Consent in Lieu of Meeting.  Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, in one document or in counterparts, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 4.9             Committees.  The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more of the directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member.  Any committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Each committee shall keep regular minutes and report to the Board of Directors when required.

The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors is required under applicable law.  The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it.  A majority of the members of any such committee shall constitute a quorum.  Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary.  Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in the same manner as the Board of Directors conducts its business pursuant to this Article IV as the same shall from time to time be amended.  Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of a member of a committee shall not of itself create contract rights.

Section 4.10           Compensation and Reimbursement of Expenses.  The directors shall receive such compensation for their services as shall be determined by the Board of Directors and may be paid their expenses, if any, of attendance at each meeting of the Board of Directors.

No such reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like reimbursement for attending committee meetings.

Section 4.11           Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the shareholders or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee that authorizes, approves or ratifies the contract or transaction.  Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

ARTICLE V
OFFICERS

Section 5.1             General.  The officers of the Corporation shall consist of a President, a Secretary and such other officers and agents as the Board of Directors may from time to time elect or appoint.  Such officers may include, without limitation, a Chairman of the Board, a President, one or more Vice Presidents (whose seniority and titles may be specified by the Board of Directors), a Treasurer, one or more Assistant Treasurers, and one or more Assistant Secretaries.  Each officer shall hold office until his successor shall have been duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  The same individual may simultaneously hold more than one office of the Corporation, except for the offices of President and Secretary.  However, if the Corporation has only one shareholder, such shareholder may hold the office of President and Secretary.  The officers of the Corporation need not be shareholders of the Corporation nor, except in the case of the Chairman of the Board, if any, need such officers be directors of the Corporation.  Any officer may resign at any time upon written notice to the Corporation.  The Board of Directors may remove any officer with or without prejudice to the contractual rights of such officer, if any, with the Corporation. Election or appointment of an officer or an agent shall not of itself create contractual rights.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 5.2             Powers and Duties.  The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

Section 5.3             Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the Chairman of the Board, if any, the President, or any Vice President, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

ARTICLE VI
NOTICES

Section 6.1             Notices.  Whenever written notice is required to be given by law, the Charter or these Bylaws to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such director, member of a committee or shareholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by facsimile transmission, telegram, telex, cable or electronic mail.

Section 6.2             Waiver of Notice.  Whenever any notice is required to be given by law, the Charter or these Bylaws to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE VII
MISCELLANEOUS

Section 7.1             Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.2             Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.3             Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 7.4             Amendments.  These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the shareholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of shareholders or Board of Directors, as the case may be. All such alterations, amendments, repeals or adoptions must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the Board of Directors then in office.

CERTIFICATE

The undersigned Secretary of Goldleaf Financial Solutions, Inc., a Tennessee corporation, hereby certifies that the foregoing Amended and Restated Bylaws are the Amended and Restated Bylaws of the Corporation adopted by the director of the Corporation.

Dated:  October 1, 2009

/s/ Janet Gray
Janet Gray
Secretary